SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTENE CORPORATION

(Name of Registrant as Specified In Its Charter)

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Centene Place

7711 Carondelet Avenue

St. Louis, Missouri 63105

June 17, 2005

Dear Fellow Stockholders:

On behalf of our board of directors, you are cordially invited to attend a Special Meeting of Stockholders to be held at Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri, at 10:00 A.M., central daylight savings time, on July 22, 2005. At the special meeting, the principal business will be to approve an amendment to our 2003 Stock Incentive Plan to increase the number of shares authorized under the plan.

As you may recall, in connection with our 2005 Annual Meeting of Stockholders this past April, we initially proposed an amendment to the plan that would have increased the number of shares available under the plan from 3,750,000 to 6,750,000. During our proxy solicitation process, however, a number of stockholders expressed concerns about the extent of the additional dilution in equity that might result from increasing the plan pool by 3,000,000 shares. In addition, some stockholders questioned the desirability of a few specific provisions of the plan. As a result, we informed stockholders at the annual meeting that we had decided to withdraw the proposed share pool increase from consideration at the annual meeting and instead would make an alternative proposal at a subsequent special meeting of stockholders.

The board of directors has now had an opportunity to consider the comments received from stockholders during the recent proxy solicitation process. In light of those comments, the board has proposed to increase the number of shares available under the plan by 1,350,000, from 3,750,000 to 5,100,000. If this increase is approved, Centene will have approximately 1,383,359 shares available under the plan, which the board believes will be sufficient for a reasonable period in light of the following additional board approved amendments:

•	The maximum number of shares of common stock subject to awards granted in any calendar year, excluding any shares granted to new employees in connection with an acquisition, may not exceed 2% of the total number of outstanding shares as of January 1 of such calendar year.

•	No more than 675,000 shares of restricted stock, or shares underlying restricted stock units, in the aggregate may be granted under the plan following the special meeting.

•	No award granted to any employee under the plan may vest in increments of greater than one-third of the total award in any period of twelve consecutive months following the grant date.

•	Awards granted under the plan may not be repriced.

•	Any material revision to the plan is subject to stockholder approval.

•	Transfers of awards under the plan are limited to transfers pursuant to qualified domestic relations orders and gratuitous transfers for the benefit of immediate family members, family trusts or family partnerships.

•	For purposes of counting the number of shares available for future grant under the plan, shares of common stock covered by independent stock appreciation rights shall be counted against the number of shares available for future grant under the plan and shares of common stock tendered to purchase shares of common stock upon the exercise of any award or satisfy tax withholding obligations shall not be added back to the number of shares available for the future grant under the plan.

We believe these equity compensation initiatives will help us maintain the competitiveness of our compensation programs. We view the plan as critical to our ability to attract, motivate and retain the types of key employees and non-employee directors who are essential to our growth and success.

Your vote is important. I urge you to read carefully the enclosed notice of special meeting and proxy statement. Whether or not you plan to attend the special meeting, please complete and sign the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the special meeting and prefer to vote your shares in person, you will be able to do so.

If you are a stockholder of record you may vote by internet, telephone or mail. We have enclosed your proxy card that allows you to vote on the matter considered at the meeting. To vote by internet or telephone, please follow the instructions on the enclosed proxy card. To vote by mail, simply mark, sign and date your proxy card, and then promptly mail the completed proxy card in the enclosed postage-prepaid envelope. You may attend the meeting and vote in person even if you have previously voted. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

On behalf of the board of directors and management, thank you for your continued support of Centene.

Sincerely,

MICHAEL F. NEIDORFF
Chairman and Chief Executive Officer

CENTENE CORPORATION

CENTENE PLACE

7711 CARONDELET AVENUE

ST. LOUIS, MISSOURI 63105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 A.M., central daylight savings time, on July 22, 2005

Place:	Centene Corporation Centene Place 7711 Carondelet Avenue St. Louis, Missouri 63105

Items of Business:

At the meeting, we will ask you and our other stockholders to:

(1)    approve amendments to the 2003 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,350,000, from 3,750,000 to 5,100,000, and to effect certain other changes; and

(2)    transact any other business properly presented at the meeting.

Record Date:	You may vote if you were a stockholder of record at the close of business on June 9, 2005.

Proxy Voting:	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote by internet, telephone or mail. You may revoke your proxy at any time before its exercise at the meeting.

By order of the board of directors,

Karey L. Witty Secretary

St. Louis, Missouri

June 17, 2005

PROXY STATEMENT

FOR THE

CENTENE CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

This Proxy Statement

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our Special Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10:00 A.M., central daylight savings time, on July 22, 2005, at Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri.

•	THIS PROXY STATEMENT summarizes information about the proposal to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have engaged Morrow & Co., Inc. to assist in the solicitation process. We expect to pay reasonable and customary fees for these services.

We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about June 17, 2005.

Who May Vote

Holders of record of our common stock at the close of business on June 9, 2005 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Karey L. Witty, at our address as set forth in the notice appearing before this proxy statement, to make arrangements to review a copy of the stockholder list at our offices located at Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from July 7, 2005 up to one hour prior to the time of the meeting.

How to Vote

You may vote your shares at the meeting in person or by proxy:

•	TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	TO VOTE BY PROXY, you must follow the instructions on the enclosed proxy card and then vote via internet, telephone or mail. Your proxy will be valid only if you vote before the meeting. By voting, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares for the approval of the amendment to our 2003 Stock Incentive Plan. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Even if you have previously voted, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to Karey L. Witty, our Secretary, at our address as set forth in the notice appearing before this proxy statement;

•	send us another signed proxy with a later date; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Quorum Required to Transact Business

At the close of business on June 9, 2005, 42,453,098 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

DISCUSSION OF PROPOSAL

Approval of Amendment to the 2003 Stock Incentive Plan

Overview

In June 2005, our board of directors adopted an amendment to our 2003 Stock Incentive Plan, referred to below as the 2003 Plan, that would increase the number of shares of common stock available for grant under the 2003 Plan by 1,350,000 from 3,750,000 to 5,100,000, subject to adjustment in the event of stock splits and other similar events. The board also approved amendments to the 2003 Plan to the effect that:

•	The maximum number of shares of common stock subject to awards granted in any calendar year, excluding any shares granted to new employees in connection with an acquisition, may not exceed 2% of the total number of outstanding shares as of January 1 of such calendar year.

•	No more than 675,000 shares of restricted stock, or shares underlying restricted stock units, in the aggregate may be granted under the 2003 Plan following the special meeting.

•	No award granted to any employee under the 2003 Plan may vest in increments of greater than one-third of the total award in any period of twelve consecutive months following the grant date.

•	Awards granted under the 2003 Plan may not be repriced.

•	Any material revision to the 2003 Plan is subject to stockholder approval.

•	Transfers of awards under the 2003 Plan are limited to transfers pursuant to qualified domestic relations orders and gratuitous transfers for the benefit of immediate family members, family trusts or family partnerships.

•	For purposes of counting the number of shares available for future grant under the 2003 Plan, shares of common stock covered by SARs, as defined below, shall be counted against the number of shares available for future grant under the 2003 Plan and shares of common stock tendered to purchase shares of common stock upon the exercise of any award or satisfy tax withholding obligations shall not be added back to the number of shares available for the future grant under the 2003 Plan.

The increase in reserved shares under the 2003 Plan and the other amendments approved by the board in June 2005, collectively referred to below as the Plan Amendments, will be effective subject to the approval of our stockholders. For a more complete description of the Plan Amendments, please see “Summary of the 2003 Plan” below and the copy of the 2003 Plan included as Appendix A to this proxy statement.

Under our 2003 Plan, we currently are authorized to award up to an aggregate of 3,750,000 shares of common stock to our officers, directors, employees, advisors and consultants. As of June 9, 2005, there were 33,359 shares of common stock available for grant under the 2003 Plan and an aggregate of 83,710 shares of common stock available for grant under our other existing stock incentive plans. If the Plan Amendments are approved, we will have approximately 1,383,359 shares available under the 2003 Plan, which the board believes will be sufficient for a reasonable period.

In connection with our 2005 Annual Meeting of Stockholders on April 26, 2005, our board initially had proposed to ask our stockholders to approve an amendment to the 2003 Plan that would have increased the number of shares available under the 2003 Plan by 3,000,000, from 3,750,000 to 6,750,000. During our proxy solicitation process, however, a number of stockholders expressed concerns about the extent of the additional dilution in equity that might result from increasing the 2003 Plan pool by 3,000,000 shares. In addition, some stockholders questioned the desirability of a few specific provisions of the 2003 Plan. As a result, we informed stockholders at the annual meeting that the board had decided to withdraw the proposed share pool increase from consideration at the annual meeting and instead would make an alternative proposal at a subsequent special meeting of stockholders. After having an opportunity to consider the comments received from stockholders during the earlier proxy solicitation process, the board has proposed the Plan Amendments for approval by the stockholders at the meeting.

We use the 2003 Plan to attract and retain talented employees in a highly competitive employment market. In 2004, we awarded a higher than usual one-time grant, as related to the size of the grant, to our Chairman and Chief Executive Officer as an incentive to enter into a restrictive long-term employment contract. Our management carefully considers all proposed grants under the 2003 Plan, and our compensation committee or Chairman and Chief Executive Officer, with authority delegated from our board of directors, approves all awards.

Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position to:

•	attract new employees and executives with competitive compensation packages;

•	retain our existing executives who are attractive candidates to other companies in our industries;

•	motivate and recognize our high performing individuals; and

•	ensure the availability of stock incentives for employees we hire as a result of acquisitions.

Accordingly, our board of directors believes the Plan Amendments are in our best interest and the best interest of our stockholders and recommends a vote “FOR” the Plan Amendments. In the event the Plan Amendments are not approved at the meeting, the board will reconsider the alternatives available to help attract, retain and motivate key individuals who are currently our employees or who become employees as the result of any future acquisitions.

The affirmative vote of a majority of the common stock entitled to vote and present in person or represented by proxy at the meeting is required for the approval of the Plan Amendments. Broker non-votes will not be counted as votes in favor of the Plan Amendments. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the Plan Amendments.

Summary of the 2003 Plan

The following is a brief summary of the 2003 Plan. A copy of the 2003 Plan, as proposed to be amended, is included as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the 2003 Plan.

Types of Awards

The 2003 Plan provides for the grant of (a) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, (b) non-statutory stock options, (c) restricted stock awards and restricted stock units, collectively referred to herein as awards and (d) stock appreciation rights.

Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and are subject to such other terms and conditions as are specified in connection with the option grant. We may grant options only at an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of our common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Centene. The 2003 Plan permits the following forms of payment of the exercise price of options: (a) payment by cash, check or in connection with a “cashless exercise” through a broker, (b) surrender of shares of our common stock that have been held for at least six months, (c) any other lawful means (other than promissory notes), or (d) any combination of these forms of payment.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient at the issue price or other stated formula or price in the event that the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period established for such award.

Restricted Stock Units. Restricted stock unit awards entitle recipients to acquire shares of our common stock in the future, and we promise to complete the issuance of stock to the recipient promptly after the award vests. The right to acquire the stock will be subject to terms and conditions established by the board of directors and the shares received may be subject to restrictions or repurchase.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder upon exercise to receive an amount in common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as appreciation in a recognized market index. SARs may be issued in tandem with options or as stand-alone rights.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the 2003 Plan. Under present law, however, incentive stock options may only be granted to employees of Centene or any of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2003 Plan may not exceed 1,500,000 in any calendar year. If the Plan Amendments are approved at the meeting, then, in addition to the preceding limitation, the maximum number of shares (a) with respect to which awards may be granted in any calendar year, commencing in 2005, shall not exceed 2% of our total outstanding capital stock as of January 1 of such calendar year and (b) with respect to which restricted stock awards may be granted after the date of the meeting may not exceed 675,000.

Plan Benefits

As of June 9, 2005, approximately 1,300 of our employees and directors were eligible to receive awards under the 2003 Plan, including our ten executive officers and five non-employee directors. The granting of awards under the 2003 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration

Our board of directors will administer the 2003 Plan. The board will have the authority to grant awards and adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2003 Plan and to interpret the provisions of the 2003 Plan. Pursuant to the terms of the 2003 Plan, the board may delegate authority under the 2003 Plan to one or more committees or subcommittees of the board or one or more of our executive officers, provided that the board fixes the terms of the awards and the maximum number of shares that any executive officer may grant.

Subject to any applicable limitations contained in the 2003 Plan, the board or any committee to which the board delegates authority, as the case may be, will select the recipients of awards and determine (a) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (b) the exercise price of options, (c) the duration of options and (d) the number of shares of our common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. If the Plan Amendments are approved at the meeting, then no award made after the date of the meeting to an employee may become exercisable in increments greater than one-third of the total award in any period of twelve consecutive months.

The board is required to make appropriate adjustments in connection with the 2003 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

In the event the Plan Amendments are approved at the meeting, then, unless such action is approved by our stockholders: (1) no outstanding award granted under the 2003 Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding award and (2) the board may not cancel any outstanding award (whether or not granted under the 2003 Plan) and grant in substitution therefore new awards under the 2003 Plan covering the same or a different number of shares and having an exercise price per share less than the then-existing exercise price per share of the cancelled award.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2003 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code. If the Plan Amendments are adopted at the meeting, shares of common stock covered by SARs will be counted against the number of shares available for future grant under the 2003 Plan and shares of common stock tendered to purchase shares of common stock upon the exercise of any award or satisfy tax withholding obligations will not be added back to the number of shares available for future grant under the 2003 Plan.

Transferability

If the Plan Amendments are adopted at the meeting, transfers of awards under the 2003 Plan will be limited to transfers pursuant to qualified domestic relations orders and gratuitous transfers for the benefit of immediate family members, family trusts or family partnerships.

Amendment or Termination

No award may be made under the 2003 Plan after March 13, 2013, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2003 Plan, except that (a) if the Plan Amendments are adopted at the meeting, all material revisions (as defined by the applicable rules of the New York Stock Exchange in effect as of the date of the special meeting) to the 2003 Plan shall be subject to stockholder approval and (b) no award designated as subject to Section 162(m) of the Internal Revenue Code by the board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 Plan and with respect to the sale of common stock acquired under the 2003 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option, referred to below as ISO Stock. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the participant sells ISO Stock more than two years from the date the option was granted and more than one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock before satisfying the above waiting periods, called a disqualifying disposition, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year before the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year before the date of sale.

Non-Statutory Stock Options

As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option, referred to below as NSO Stock, on the exercise date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year before the date of the sale.

Early-Exercise Alternative

The board of directors may permit a participant to exercise the unvested portion of an option, subject to our right to repurchase the unvested shares. In general, a participant who exercises the unvested portion of an option and then makes a valid election under Section 83(b) of the Internal Revenue Code within 30 days of the exercise date should be taxed as if the underlying shares were vested shares with the consequences described above under “Incentive Stock Options” or “Non-Statutory Stock Options” (whichever is applicable), provided, however, that current law relating to incentive stock options in this context is not entirely certain. A participant who exercises the unvested portion of an option and does not make a valid Section 83(b) election within 30 days of the exercise date generally will be treated as having exercised the option to the extent that our repurchase right lapses with respect to the underlying shares. Otherwise, the participant will be taxed as described above under “Incentive Stock Options” or “Non-Statutory Stock Options,” whichever is applicable.

Restricted Stock Awards

A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes a Section 83(b) election. If the participant makes a valid Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of our common stock at the time the award is granted and the purchase price paid for the common stock. If a valid Section 83(b) election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of our common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

Restricted Stock Units

The tax consequences of restricted stock units are substantially the same as the tax consequences of restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant will have compensation income upon the exercise of a SAR equal to the appreciation in the value of the stock underlying the SAR. When the stock distributed in settlement of the SAR is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the exercise date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Centene

The grant of an award under the 2003 Plan generally will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 2003 Plan will have any tax consequences to us. We, and our subsidiaries, generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2003 Plan, including in connection with a restricted stock award, restricted stock unit or SAR or as a result of the exercise of a non-statutory stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Other Matters

Our board of directors is not aware of any matters that are expected to come before the meeting other than the Plan Amendments described in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2006 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Karey L. Witty, our Secretary, at Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105, before January 1, 2006. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2006 Annual Meeting of Stockholders pursuant to our by-laws, which provide that the proposal must be received by our Secretary not less than sixty days nor more than ninety days before that meeting. This notice must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to our Secretary at the address specified above. We have not yet set a date for our 2006 Annual Meeting of Stockholders. If the 2006 Annual Meeting of Stockholders were to be held on April 26, 2006, the anniversary of the annual meeting, the deadline for delivery of a stockholder proposal pursuant to our by-laws would be February 25, 2006. If a proposal is submitted pursuant to our by-laws by February 25, 2006 but after January 1, 2006, the stockholder may not require that the proposal be included in the proxy statement for the 2006 Annual Meeting of Stockholders. If the date of our 2006 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from April 26, 2006, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting stockholder proposals.

INFORMATION ABOUT CORPORATE GOVERNANCE

Compensation of Directors

Commencing January 1, 2004, non-employee directors receive a quarterly fee of $6,000 and a fee of $3,000 for each regularly scheduled meeting of the board attended in person and $1,200 for each regularly scheduled meeting attended by means of conference telephone call. In addition, the chairmen of the Audit Committee, Nominating and Governance Committee and the Compensation Committee each receive a quarterly fee of $500, and each member of the Audit Committee, Nominating and Governance Committee and the Compensation Committee receives $3,600 for each regularly scheduled meeting attended in person and $500 for each regularly scheduled meeting attended by means of conference telephone call.

Commencing May 1, 2005, non-employee directors receive a quarterly fee of $18,750 and all meeting fees were eliminated. In addition, the chairman of the Audit Committee will receive a quarterly fee of $2,500 and the chairmen of the Compensation Committee and Nominating and Governance Committee will receive a quarterly fee of $1,250. Each new non-employee director, as of the date on which such director is first elected to the board, will be granted an option to purchase 10,000 shares of our common stock vesting in three equal annual installments commencing on the first anniversary of the grant date. Additionally, each non-employee director will receive a grant of restricted shares of our common stock (or equivalent equity-based incentives payable in common stock) as of the date of each annual meeting of stockholders with a value of $75,000.

All cash fees are eligible for deferral under the Non-Employee Directors Deferred Stock Compensation Plan. Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our board of directors.

In addition, the board has in the past granted and may in the future grant stock options and other equity awards to both employee and non-employee directors under our stock plans. In May 2004, Steve Bartlett, Samuel E. Bradt, Robert K. Ditmore, John R. Roberts, David L. Steward and Richard P. Wiederhold, our then non-employee directors, were each granted an option to purchase 10,000 shares of our common stock which vested on April 26, 2005.

Equity Compensation Plan Information

The following table provides information as of June 9, 2005 about the securities authorized for issuance under our equity compensation plans, consisting of our 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan, 2000 Stock Plan, 2002 Employee Stock Purchase Plan and 2003 Stock Incentive Plan.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	6,275,882	$13.32	959,635
Equity compensation plans not approved by stockholders	—	—	—

	6,275,882		959,635

The number of securities in column (a) include 5,208,227 options with a weighted-average remaining life of 7.8 years and 1,067,655 restricted stock units.

The number of securities in column (c) include 842,566 shares available for future issuance under the 2002 Employee Stock Purchase Plan.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation

Compensation Earned

The following table summarizes the compensation earned during 2004, 2003 and 2002 by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004. We refer to these five individuals as our named executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name of Principal Position	Year	Salary	Bonus	Other Annual Compensations(1)	Restricted Stock Awards(2)	Securities Underlying Options(#)
Michael F. Neidorff Chairman and Chief Executive Officer	2004 2003 2002	$650,000 500,000 350,000	$1,600,000 1,200,000 905,000	$71,194 42,943 9,542	$24,600,000	200,000 500,000 150,000
Joseph P. Drozda, Jr., M.D. Executive Vice President, Operations	2004 2003 2002	$350,000 275,000 225,000	$160,000 140,000 100,000	$24,018 12,394 8,509		12,500 70,000 30,000
William N. Scheffel Senior Vice President and Controller	2004 2003 2002	$250,000 20,833 —	$200,000 25,000 —	$10,031 — —		80,000 50,000 —
Lisa M. Wilson Senior Vice President, Investor Relations	2004 2003 2002	$211,538 — —	$210,000 — —	$146,244 — —		90,000 30,000 —
Karey L. Witty Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	$265,000 220,000 200,000	$250,000 200,000 150,000	$12,444 10,192 5,486		65,000 50,000 30,000

(1) The amounts reflected as “Other Annual Compensation” primarily represent payments under our 401(k) and matching deferred compensation plans, except that Ms. Wilson’s amount for 2004 also includes payments for relocation expenses.

(2) The restricted stock unit award for Mr. Neidorff was awarded in conjunction with his employment agreement executed in November 2004 and discussed on page 12. The restricted stock unit award consists of 600,000 shares which vest in 2009 and 400,000 shares which vest from 2010 to 2014. The amount shown as “Restricted Stock Unit Awards” is the value as of the grant date. At December 31, 2004 the value of the award was $28,350,000.

Option Grants

The following table summarizes our grants of options to purchase shares of our common stock to the named executive officers during 2004.

Stock Options Granted During 2004

	Number of Securities Underlying Option Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Prices		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name							5%		10%
Michael F. Neidorff	200,000	10.0%			$17.85	7/27/14		$2,245,154		$5,689,661
Joseph P. Drozda, Jr., M.D.	12,500	0.6%			$26.07	12/8/14		$204,941		$519,361
William N. Scheffel	30,000 50,000	1.5 2.5	% %	$ $	16.65 26.07	5/4/14 12/8/14	$ $	314,133 819,764	$ $	796,074 2,077,444
Lisa M. Wilson	30,000 30,000 30,000	1.5 1.5 1.5	% % %	$ $ $	14.70 18.10 26.07	2/27/14 7/26/14 12/8/14	$ $ $	277,343 341,490 491,859	$ $ $	702,840 865,402 1,246,466
Karey L. Witty	15,000 50,000	0.7 2.5	% %	$ $	16.65 26.07	5/4/14 12/8/14	$ $	157,066 819,764	$ $	398,037 2,077,444

Each option included in the preceding table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant.

The potential realizable values reflected in the preceding table represent hypothetical gains that could be achieved for the options if exercised at the end of their option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date an option was granted to its expiration date. The grants shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Holdings

The following table sets forth information regarding the number and value of exercised and unexercised options held by each of the named executive officers as of December 31, 2004.

Aggregated Option Exercises During 2004 and Year-End Values

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-The-Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael F. Neidorff	369,100	$6,357,467	393,579	687,333	$9,348,425	$10,100,595
Joseph P. Drozda, Jr., M.D.	10,000	$151,500	37,000	107,500	$759,040	$1,799,560
William N. Scheffel	—	$—	10,000	120,000	$130,000	$985,000
Lisa M. Wilson	—	$—	6,000	114,000	$88,620	$1,139,880
Karey L. Witty	25,000	$428,670	190,000	135,000	$5,055,770	$1,589,140

Amounts described in the preceding table under the heading “Value of Unexercised In-The-Money Options at Fiscal Year End” are determined by multiplying the number of shares underlying an option by the difference between $28.35, the last reported per share sale price of our common stock on the New York Stock Exchange on December 31, 2004, and the per share option exercise price.

Stock options that are otherwise unvested may be exercised for shares that are subject to vesting and a repurchase option at the exercise price. Shares underlying options granted under our Plans automatically vest in full upon a change in control.

Employment Agreements

Michael F. Neidorff serves as our President, Chief Executive Officer and Chairman of our board of director’s pursuant to an employment agreement dated November 8, 2004. The term of the employee agreement extends until November 8, 2014. Under this agreement, we currently pay Mr. Neidorff an annual salary of $850,000, which is subject to an annual review by our board of directors. Mr. Neidorff is eligible for an annual target bonus of 125% of base salary and a maximum annual bonus equal to not less than 200% of base salary. The agreement also awarded Mr. Neidorff 1,000,000 restricted stock units as of November 8, 2004. Mr. Neidorff has agreed not to compete with us or solicit any of our employees during the term of his employment and for 12 months thereafter. Mr. Neidorff’s employment may be terminated by us for cause or permanent disability or by Mr. Neidorff for good reason. If Mr. Neidorff is terminated by us without cause or if he terminates for good reason he is entitled to receive salary continuation for a period of 36 months or the remaining term of the agreement, whichever is shorter (but not less than six months), lifetime life insurance coverage, lifetime medical insurance for him and his eligible dependents, full acceleration of any unexercised stock options or other equity awards held by him, and acceleration of a portion of unvested restricted stock units awarded pursuant to the agreement based on certain stipulations. Upon change in control during the term of this agreement, any unvested restricted stock units and any unexercised stock options or other equity awards held by Mr. Neidorff, will vest in full.

On May 19, 2005, we entered into executive severance and change in control agreements with each of the following named executive officers: Joseph P. Drozda, Jr. M.D., William N. Scheffel, Lisa M. Wilson and Karey L. Witty. The agreements generally provide that, if within 24 months following a change in control (as defined in the agreements), the executive’s employment is terminated by us other than for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), the executive will receive a cash payment equal to the sum of (a) an amount equal to 24 months of salary, (b) the average of the executive’s last two annual bonuses and (c) a prorated annual bonus for the year in which the termination occurs. The executive also will receive 18 months of medical coverage, and the executive’s existing equity awards will vest in full. The agreements also generally provide that, if an executive’s employment is terminated by us other than for cause or by the executive for good reason in the absence of a change in control, the executive will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage, and 12 months of continued vesting of the executive’s existing equity awards. In the agreements, the executives agree to non-competition and non-solicitation provisions that extend through the first anniversary of termination of employment, regardless of the reason for termination.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2004, none of our executive officers served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an officer or employee of Centene or any of our subsidiaries.

OTHER MATTERS

Information About Stock Ownership

The following table sets forth information regarding ownership of our common stock as of June 9, 2005 for:

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

As of June 9, 2005, there were 42,453,098 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of June 9, 2005. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

The share numbers in the column labeled “Shares Not Acquirable Within 60 Days” reflect the number of shares underlying options and restricted stock units that are unvested and will not vest within 60 days of June 9, 2005. Those shares are not considered to be beneficially owned under the rules of the SEC.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. The address of our officers and directors is in care of Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105.

	Beneficial Ownership				Shares Not Acquirable Within 60 Days
Name and Address of Beneficial Owner	Outstanding Shares	Shares Acquirable Within 60 Days	Total Beneficial Ownership	Percent Ownership
Baron Capital Group, Inc. 767 Fifth Avenue New York, New York 10153	3,711,900	—	3,711,900	8.7	—
Michael F. Neidorff	478,730	256,336	735,066	1.7	1,590,666
Robert K. Ditmore	216,340	129,486	345,826	*	11,581
Karey L. Witty	45,000	151,000	196,000	*	126,000
Joseph P. Drozda, Jr., M.D.	16,736	53,554	70,290	*	80,500
David L. Steward	4,000	25,986	29,986	*	2,581
Lisa M. Wilson	2,400	18,000	20,400	*	102,000
William N. Scheffel	6,216	12,000	18,216	*	114,000
John R. Roberts	5,000	10,986	15,986	*	2,581
Steve Bartlett	11,000	953	11,953	*	2,581
Tommy Thompson	—	—	—	*	12,581
All directors and executive officers as a group (15 persons)	968,868	745,820	1,714,688	4.0	2,447,371

*	Represents less than 1% of outstanding shares of common stock.

Information with respect to the outstanding shares beneficially owned by Baron Capital Group, Inc. is based on a Schedule 13G/A filed with the SEC on March 3, 2005 by such firm. Baron Capital Group, Inc. reports that BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., beneficially owns 3,499,000 shares, Baron Capital

Management, Inc., a subsidiary of Baron Capital Group, Inc., beneficially owns 212,900 shares, Baron Growth Fund, investment advisory clients of BAMCO, Inc., beneficially owns 3,200,000 shares, and Ronald Baron, owner of a controlling interest in Baron Capital Group, Inc., beneficially owns 3,711,900 shares.

Of Mr. Neidorff’s 1,590,666 shares not acquirable within 60 days, 1,000,000 were granted in the form of restricted stock units, payable in shares of common stock, pursuant to the executive employment agreement with Mr. Neidorff dated November 8, 2004. The shares vest between 2009 and 2014. Subject to such vesting, the restricted stock units and all of the related shares of common stock shall be distributed to Mr. Neidorff on the later of (a) January 15 of the first calendar year following termination of Mr. Neidorff’s employment and (b) the date that is six months after Mr. Neidorff’s “separation of service” as defined in the Internal Revenue Code. A total of 590,666 of Mr. Neidorff’s shares not acquirable within 60 days were granted in the form of stock options and vest in accordance with our standard vesting provisions.

Shares acquirable within 60 days owned by Messrs. Ditmore, Steward, Roberts and Bartlett include 986, 986, 986 and 953, respectively, restricted stock units acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

No director, executive officer, affiliate or owner of record or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2004 Annual Report to Stockholders may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of either document to you if you call, write or e-mail us at:

Centene Corporation

Centene Place

7711 Carondelet Avenue

St. Louis, Missouri 63105

Attn: Karey L. Witty, Secretary

(314) 725-4477

kwitty@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

CENTENE CORPORATION

Amended and Restated

2003 Stock Incentive Plan

(as of July 22, 2005)

1.	Purpose

The purpose of this Amended and Restated 2003 Stock Incentive Plan (the “Plan”) of Centene Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units and stock appreciation rights (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company, as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 5,100,000 shares of common stock, $.001 par value per share, of the Company (“Common Stock”). For purposes of counting the number of shares available for the grant of Awards under the Plan,

(i)	shares of Common Stock covered by independent SARs (as hereinafter defined) shall be counted against the number of shares available for the grant of Awards under the Plan; provided that independent SARs that may be settled in cash only shall not be so counted;

(ii)	if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and

(iii)	shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 8, the following sub-limits on the number of shares subject to awards shall apply:

(1)	Plan Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan in any calendar year, commencing in calendar year 2005, shall not exceed 2% of the total outstanding shares of the Company as of January 1 of such calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award and Awards made to new employees in connection with acquisitions made by the Company shall be excluded from the calculation of the 2% limit described above.

(2)	Restricted Stock Award Limit. From and after July 22, 2005, the maximum number of shares of Common Stock with respect to which Restricted Stock Awards (as hereafter defined) may be granted under the Plan shall be 675,000.

(3)	Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(3) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto (“Section 162(m)”).

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Centene

Corporation, any of Centene Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4)	such other lawful consideration as the Board may determine in its sole discretion, provided that (i) at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash and (ii) no such consideration shall consist in whole or in part of a promissory note or other evidence of indebtedness; or

(5)	by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.	Restricted Stock; Restricted Stock Units

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award, if applicable, shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.	Stock Appreciation Rights

(a) General. A Stock Appreciation Right (“SAR”) is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)	Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)	Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

9.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a registration statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended and provided further that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Vesting of Awards. No Award granted under the Plan after July 19, 2005 to any employee of the Company may vest or become exercisable in increments greater than one-third of the total Award in any period of twelve consecutive months following the date of grant.

(i) Repricing of Awards. Unless such action is approved by the Company’s stockholders: (1) no outstanding Award granted under the Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding Award (other than adjustments pursuant to Section 8) and (2) the Board may not cancel any outstanding Award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share less than the then-existing exercise price per share of the cancelled Award.

10.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m), including the vote required under Section 162(m). No Awards shall be granted under the

Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) any “material revision” to the Plan (as defined in the New York Stock Exchange Listed Company Manual, as in effect as of July 22, 2005) must be approved by the Company’s stockholders prior to such revision becoming effective and (ii) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m), including the vote required under Section 162(m).

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	AGAINST	ABSTAIN
1. APPROVAL OF AMENDMENT TO THE 2003 STOCK INCENTIVE PLAN The Board of Directors recommends a vote FOR proposal 1.	☐	☐	☐
2. OTHER BUSINESS
In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to InvestorServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
CONFIDENTIAL VOTE REQUESTED:			☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature	Signature	Date

Please sign exactly as name appears above and to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é    FOLD AND DETACH HERE     é

Vote by Internet or Telephone or Mail

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Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cnc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

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CENTENE CORPORATION

PROXY

SPECIAL MEETING OF STOCKHOLDERS, JULY 22, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael F. Neidorff, Karey L. Witty and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Special Meeting of Stockholders of Centene Corporation, to be held at Centene Corporation, Centene Place, 7711 Carondelet Avenue, St. Louis, Missouri 63105, on Friday, July 22, 2005, at 10:00 a.m., central daylight savings time, and at any adjournments thereof.

If both of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, then both of said Proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)
.

ñ FOLD AND DETACH HERE ñ

You can now access your Centene Corporation

account online.

Access your Centene Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Centene Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history	• View payment history for dividends

• View book-entry information	• Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

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